Exhibit 99.1

Oragenics announces retirement of its CEO, selects a new CEO and President, and appoints a new Board Member.

Alachua, FL (January 2, 2008) – Oragenics, Inc. (AMEX:ONI), a biotechnology development company, announced today several new developments in the leadership and direction of the company, intended collectively to begin re-positioning the company and advance its products and technologies.

Company Management: Dr. Robert Zahradnik, the CEO, President, and Board member for the past 2 years, has decided to retire from Oragenics effective December 31, 2007, so he can enjoy more time with his family. He will continue to support Oragenics in a part-time role as a consultant focusing on out-licensing. David J. Gury, Chairman of the Board announced that Dr. Ronald P. Evens, currently a Director, has accepted the positions of CEO and President. The Board of Directors thanks Bob Zahradnik, who also was a founding member of Oragenics, for his invaluable service to Oragenics. Further, Mr. Gury states, “Ron Evens, our new CEO, brings over 25 years of substantial management and biopharma industry experience into his new leadership role, at a time when those particular knowledge and skills, as well as his personal drive, will help Oragenics reposition the company and bring its products and technologies to their full potential.” Dr. Jeff Hillman, Dotti Delfino, and David Gury remain the CSO, CFO, and Chairman, respectively.

Board of Directors: Oragenics announced the appointment of a new Director, Richard T. Welch. Rick is President of Welch Business Solutions and Consulting, LLC in Tampa, Florida, and has served as a Director and CFO for several healthcare companies, including Orthopedic Development Corporation, Albiorex, LLC, Medi-Spa’s of America, Inc, and Vision Twenty-One. Previously, he served as executive vice-president of finance and administration, and earlier as CFO, for Sports and Recreation, Inc. Rick is also a CPA and received his BSc in management and accounting from Louisiana State University. Ronald Evens, CEO and President, states, “Rick Welch, as an independent Director will add significant strength and breadth to our Board with his business and financial acumen”. Additional members to the Board are planned in the future.

About Oragenics: Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in two main therapeutic areas, infectious disease and oncology. Our core pipeline includes products for use in the treatment of dental and periodontal infectious diseases, systemic bacterial infections, and weight loss. In the discovery stage are three platform technologies for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Ronald P. Evens, 386-418-4018 X222

www.oragenics.com